LEASE BETWEEN

                              PHILIP WOOD

                                  AND

                     REAL GOODS TRADING CORPORATION,
                        a California corporation

                                 INDEX

SECTION                                                      PAGE
1.     PREMISES                                               1
2.     TERM                                                   2
3.     RENT:  SPECIAL NET LEASE                               3
4.     USE                                                    5
5.     MAINTENANCE, REPAIRS AND ALTERATIONS                   7
6.     INSURANCE INDEMNITY                                    9
7.     DAMAGE, DESTRUCTION, OBLIGATION TO REBUILD, RENT
       ABATEMENT                                             12
8.     REAL PROPERTY TAXES                                   13
9.     UTILITIES                                             14
10.    ASSIGNMENT AND SUBLETTING                             14
11.    DEFAULTS:   REMEDIES                                  16
12.    CONDEMNATION                                          18
13.    OPTION TO EXTEND TERM                                 19
14.    GENERAL PROVISIONS                                    20

                              LEASE

     THIS LEASE (hereinafter the "Lease"), dated, for reference purposes only, August 31, 1997, is made by and between PHILIP
WOOD (herein called "Landlord") and REAL GOODS TRADING
CORPORATION, a California corporation (herein called "Tenant").

1.    PREMISES.

      1.1 PREMISES. Landlord hereby leases to Tenant and Tenant leases from Landlord for the term, at the rental, and on the terms and conditions herein specified, that certain real property situated in the City of Berkeley, County of Alameda, State of California, commonly known as a portion of 1324 Tenth Street, and particularly described on Exhibit "All attached hereto and incorporated herein by this reference (the "Premises"). Subject to the provisions of paragraph 1.3, Tenant shall also have the right in conjunction with its use of the Premises to non-exclusive use of the parking described on Exhibit "A-1".

      1.2 LANDLORD'S WORK AND CONDITION OF THE PREMISES. The Premises shall be delivered in its current "As-Is" condition, broom-clean, except that Landlord, on or before the Commencement Date, shall install additional lighting in the front 1,400 square feet of the Premises reasonably satisfactory for Tenant's use. Tenant shall accept the Premises in its "As-Is" condition, and Landlord shall have no responsibility for tenant improvements or the condition of the Premises prior to or at delivery of possession of the Premises or during the term of this Lease, except as provided in paragraph 5.2. The Premises shall be deemed to be in the condition required pursuant to this paragraph 1.2, except as otherwise specified by Tenant by written notice to Landlord received within ten (10) days after delivery of possession of the Premises to Tenant. In the event that any conditions are noted by Tenant in such written notice, Landlord shall reasonably repair or remedy any conditions which are not in compliance with the requirements of this paragraph 1.2, but the Commencement Date shall not be amended or delayed in any manner notwithstanding the existence of any such condition or the pendency of repairs thereof.

      1.3 PARKING. Tenant shall have the nonexclusive right in common with other occupants, invitees, and customers of the Building of which the Premises are a part to use the parking area depicted on Exhibit "A-1" (the "parking area,"). Tenant's employees and contractors shall not park in the parking area. Tenant shall cause its employees, contractors, and customers to comply with the requirements of this paragraph. Landlord reserves the right to redesign, restripe, or alter, from time to time, the parking area and any landscaping and watering systems located therein in Landlord's discretion provided that no substantial reduction of parking available to Tenant shall result. Landlord shall also have the right to remove portions of any landscaping and watering systems at any time, and to change or to temporarily close portions of the parking area in conjunction with the installation of tenant improvements, entrances, and other improvements in the adjacent premises owned by Landlord. Landlord shall have the right to impose rules, post such gates, signs and directions as Landlord deems prudent in the use of the parking area, and otherwise regulate use and control access thereto.

      1.4 HAZARDOUS SUBSTANCES. Landlord represents and warrants that, to the best of Landlord's knowledge, there have been no leaks, spills, releases, discharges, emissions, installation, or disposal of hazardous or toxic wastes, materials or substances (as such substances are regulated or may be regulated by any applicable local, state or federal laws or regulations) ("Hazardous Substances"), occurring on the Premises, except as set forth in Landlord's disclosure letter dated August 12, 1997, receipt of which is hereby acknowledged by Tenant. Tenant acknowledges that Tenant has had the opportunity to fully inspect the Premises and the underlying soil and groundwater, and to review the records of all applicable governmental agencies having jurisdiction over the Premises and the surrounding property, and accepts the Premises in its current condition.

      1.5 SIGNAGE. Tenant, at Tenant's cost, shall design, install and maintain its signs on the exterior of the Premises in accordance with the requirements of the City of Berkeley and all applicable governmental entities having jurisdiction over the Premises. In the event that Landlord, at Landlord's sole discretion, installs a monument or common sign, including space for Tenant names, on the Premises or areas adjacent thereto during the term of this Lease, Tenant shall have the right, at Tenant's cost, to proportionate use on said monument or common sign in conjunction with all other tenants of Landlord within the buildings of the Premises are a part and/or areas adjacent thereto leased or subleased by Landlord.

      1.6 USE PERMIT. This Lease and all of Landlord and Tenant's obligations thereunder shall be subject to the condition precedent that within sixty (60) days of the date of execution of this Lease the City of Berkeley shall issue a use permit for Tenant's use within the Premises. Tenant shall at all times from and after the date of execution of this Lease diligently seek approval of its application for use permit including but not limited to the provision of such information, materials and fees required by the City of Berkeley in conjunction therewith.

2.    TERM.

      2.1 TERM. The term of this Lease shall commence on September 15, 1997 (the "Commencement Date"), and shall end at midnight on September 14, 1998, unless sooner terminated pursuant to any provision hereof (the "term"). In the event that Landlord and Tenant execute a lease for alternate space within the real property of which the Premises are a part which commences prior to the termination date of this Lease, this Lease shall terminate upon the commencement date of such lease. The term is subject to a provision to extend as provided in paragraphs 13.1 and 13.2.

      2.2 DELAY IN COMMENCEMENT. Notwithstanding said Commencement Date, if for any reason Landlord cannot deliver possession of the Premises on the date provided in paragraph 2.1, Landlord shall not be subject to any liability therefor, nor shall such failure affect the validity of this Lease or the obligations of Tenant hereunder or extend the term hereof, but in such case Tenant shall not be obligated to pay rent until possession of the Premises is tendered to Tenant; provided, however, that if Landlord shall not have delivered possession of the Premises within ninety (90) days from the applicable date, Tenant may, at Tenant's option, by notice in writing to Landlord within ten (10) days thereafter, cancel this Lease, in which event the parties shall be discharged from all obligations hereunder.

3.    RENT:  SPECIAL NET LEASE.

      3.1 BASE RENT FOR MONTHS 1 THROUGH 12. INCLUSIVE. Tenant shall pay to Landlord as base rent for the Premises monthly installments of Six Thousand Eight hundred Thirty-Two and 00/100ths Dollars ($6,832.00), in advance on the first day of each month or part thereof, for the period from the Commencement Date to and including the end of the twelfth month of the term. Tenant shall pay to Landlord one-half (1/2) month's rent upon execution of this Lease which shall be applied to the period from September 15, 1997 to September 30, 1997, inclusive, and shall thereafter pay monthly base rent commencing October 1, 1997, and on the first day of each successive month to and including the end of the term, except that Tenant shall pay rent for one-half month on September 1, 1998, effective for the period September 1, 1998 to September 14, 1998, inclusive. Rent shall be payable in lawful money of the United States to Landlord at the address stated herein or such other persons or at such other places as Landlord may designate in writing.

      3.2 RENT ADJUSTMENTS FOR THE OPTION TERM. Provided that the option to extend term provided in paragraphs 13.1 and 13.2 is duly exercised, the monthly rental provided for in paragraph 3.1 shall be adjusted as described in this paragraph 3.2. Adjustments to the monthly rental shall be made effective on the commencement of the second year of the term and on the commencement of the third, fourth and fifth years of the term to and including the end of the Option Term.

            (a) An adjustment to the monthly rental shall be made effective on the commencement of the second year of the term as provided in this Paragraph 3.2(a). The monthly rental for the Premises shall be adjusted to its full fair market value, at its highest and best use without reference to the use being made by any particular proposed tenant, in no event less than the base monthly rental payable pursuant to paragraph 3.1. Prior to the end of the first year of the term, Landlord shall give notice to Tenant of Landlord's determination of the full fair market rental for the second year of the term. In the event that Tenant disagrees with Landlord's determination of rent for the second year of the term, and Landlord and Tenant are unable to agree upon same after a period of fifteen (15) days, determination of the fair market rental pursuant to this paragraph 3.1(a) shall be submitted to arbitration in accordance with the rules of the American Arbitration Association then applicable in Alameda County.

            (b) Thereafter, further adjustment to the adjusted monthly rental effective as provided for in paragraph 3.2(a), above, shall be made, respectively, effective on the commencement of the third, fourth, and fifth years of the term. The adjustment provided for in this paragraph 3.2(b) shall be based on the monthly Consumer Price Index for All Urban Consumers released by the Bureau of Labor Statistics (San Francisco/Oakland) (hereinafter called the "Index"). Said adjustments shall be made as follows: The monthly rental which is payable immediately prior to the commencement of that year for which said adjustment is made shall be increased, effective on the commencement of that succeeding year by a certain percentage (hereinafter called the "Periodic Adjustment Percentage").

            (c) The Periodic Adjustment Percentage applicable to each succeeding year is the net percentage increase in the Index in the month immediately prior to said date of adjustment as compared to like month of the previous year.

            (d) If, in the future, the Index shall be changed, the Index shall be converted in accordance with the conversion factor published by the United States Department of Labor, Bureau of Labor Statistics. In the event the Index is discontinued or revised during the term hereof, such other governmental index or computation with which it is replaced shall be used in order to obtain substantially the same result that would be obtained if said present Index had not been discontinued or revised. In the event the Index is not replaced with another governmental index or computation, Landlord and Tenant shall accept comparable statistics on the purchasing power of the consumer dollar as published at the time of said discontinuance by a nationally renowned periodical or recognized authority chosen by the parties. If the parties cannot agree upon a financial periodical as the source of comparable statistics after attempting for twenty (20) days to reach such agreement, the percentage increase for the ensuing period and the placement index or computation shall be determined by arbitration according to the rules of the American Arbitration Association.

            (e) Notwithstanding any provision of this Section to the contrary, in no event shall the monthly rent payable pursuant to any adjustment be less than the monthly rent payable for the previous month. If the Index has not been made available to the public as of the time that an adjustment is to be made, Tenant shall pay the rent for the prior period until the Index is made public. When the index is made public, Tenant shall immediately pay to Landlord the deficiency in rent, if any, between the date of adjustment and the date that the adjustment can be calculated. Any acceptance by Landlord of any partial payment or of rent at the rate due prior to an increase shall not waive Tenant's obligation and liability to pay such increase. Excess payments, if any, shall be credited by Landlord to Tenant's next rent installment.

      3.3 RENT. In addition to the base rent provided in paragraph 3.1, Tenant shall pay any other charges, costs and expenses which arise or may be required to be paid by Tenant under the provisions of this Lease during the term hereof, all of which shall constitute additional rent. Upon the failure of Tenant to pay any of said costs, charges or expenses, Landlord shall have the same rights and remedies as otherwise provided in this Lease for the failure of Tenant to pay base rent. It is the intention of the parties hereto that this Lease shall not be terminable for any reason by Tenant, and that Tenant shall in no event be entitled to any abatement of or reduction of rent payable under this Lease, except as herein expressly provided. Any present or future law to the contrary shall not alter this arrangement by the parties.

4.    USE.

      4.1 USE. The Premises shall be used and occupied only for retail and wholesale sales of hardware, building materials, building supplies, soft goods and books, and related storage and office uses ancillary thereto, provided that no hazardous waste or hazardous materials (as defined under federal, State of California, or County of Alameda or City of Berkeley law, ordinance, regulation or statute) (hereinafter "Hazardous Substances") will be used, placed or stored on the Property. Tenant may allow on the Premises small quantities of cleaning and/or office supply materials maintained in commercial containers and used in the ordinary course of retail business, and such other items as are customarily sold by Tenant or offered for sale in stores operated by Tenant or those stores similar to the business conducted by Tenant in the Premises, provided all applicable laws and regulations on use, storage, sale, disposal, and disclosure are fully complied with at all times by Tenant. Tenant shall on request provide to Landlord a complete inventory of all Hazardous Substances brought onto, maintained, or present on the Premises, and immediately notify Landlord of any release of Hazardous Substances on or near the Premises. Tenant shall indemnify, defend with counsel selected by Landlord, and hold Landlord harmless from any and all claims arising from the presence of Hazardous substances on, in, under or about the Property the presence of which were or allegedly were a result of Tenant's conduct. without limiting the generality of the foregoing, this indemnification obligation shall specifically cover costs incurred in connection with any investigation of site conditions or any clean-up, remedial, removal, or restoration work required by any federal, state or local government agency or political subdivision, or by any third party resulting from the presence or the suspected presence of Hazardous Substances in, on, under or about the Premises. Tenant has been advised of the requirement that commercial tenants negotiate a First Source Agreement with the City of Berkeley for permanent employment needs. Notwithstanding any other provision hereof, Tenant's use shall not violate the use restrictions set forth in the lease for the space adjacent to the Premises. The Premises shall not at any time be used for or as a theater; auditorium, meeting hall or other place of assembly; any sports or entertainment facility; automobile sales or repairs; bowling alley, pool hall or skating rink; bar serving alcoholic beverages (except as an incident to a full kitchen restaurant operation); funeral parlor; massage parlor; any type of karate, gymnasium, health club or physical fitness facility; car wash; off track betting establishment; amusement or game room; a so called "flea market" or other operation for the sale of used goods (except that Tenant shall be permitted to sell incidentally used and demonstration merchandise sold with new merchandise warranties and within its permitted use); night club, discotheque or dance hall; hotel or other lodging facilities; offices (except incidental to a retail operation); school (including, without limitation, trade school or class sessions of any nature whatsoever except that Tenant shall be permitted to conduct workshops for customers regarding use of Tenant's merchandise incidental to Tenant's business); gun range; any business or use which emits offensive odors, fumes, dust or vapor, or constitutes a public or private nuisance, or emits loud noise or sounds which are objectionable, or creates a fire, explosive or other hazard under the regulations of the City of Berkeley Fire Protection District or applicable board of fire insurance underwriters; heavy manufacturing facility; adult book store or similar store selling or exhibiting pornographic materials as a substantial part of its business.

      4.2 COMPLIANCE WITH LAW. Tenant shall, at Tenant's expense, comply promptly with all applicable statutes, laws, ordinances, rules, regulations, orders, restrictions of record, and requirements in effect during the term or any part of the term hereof regulating the condition of the Premises or use thereof by Tenant, including building and zoning codes, and environmental and hazardous waste laws and regulations. Tenant shall not use nor permit the use of the Premises in any manner that will tend to create waste or a nuisance of, if there shall be more than one tenant in the building containing the Premises, shall tend to disturb such other tenants.

5.    MAINTENANCE. REPAIRS AND ALTERATIONS.

      5.1 TENANT'S OBLIGATIONS. Tenant shall keep in good order, condition and repair the interior of the Premises and every part thereof (whether or not such portion of the Premises requiring repair, or the means of repairing the same are reasonably or readily accessible to Tenant, and whether or not the need for such repairs occurs as a result of Tenant's use or wear and tear) including, without limiting the generality of the foregoing, any of the following: plumbing, heating, air conditioning, ventilating, electrical, lighting facilities and equipment within the interior of the Premises, fixtures, the interior surfaces of exterior walls, foundations, the interior surfaces of ceilings and roofs, all surface and structural portions of interior, non-load-bearing walls, and the floors, windows, doors, plate glass and skylights located within the Premises.

      5.2 LANDLORD'S OBLIGATIONS. Subject to the provisions of sections 6 and 7 of this Lease, Landlord shall keep the foundation, structural portions of load bearing walls, roof (including skylights), the exterior of the building, and the pipes and utility installations located outside of the Premises that provide services to the Premises, in good order, condition, and repair, and in compliance with the requirements of governmental authorities having jurisdiction over the Premises, except that nothing herein shall require Landlord to make modifications, alterations or replacements which become necessary or desirable by reason of the use of the Premises made by Tenant, or by the acts or omissions of Tenant's agents, servants, employees, representatives, contractors or invitees. Notwithstanding any other provision hereof, Tenant shall pay one hundred percent (100%) of the cost for repairs, replacement or maintenance arising from the neglect or intentional acts of Tenant and/or Tenant's agents, servants, employees, representatives, contractors, and invitees. Landlord reserves the right at its sole discretion, from time to time, to make alterations, additions or improvements in or to the Premises provided that such alterations, additions or improvements do not materially interfere with Tenant's access, use and enjoyment of the Premises. Except to the extent provided herein, Landlord shall have no obligation, in any manner whatsoever, to repair or maintain the Premises nor the building of which the Premises are a part, nor the equipment therein, whether structural or nonstructural. Tenant expressly waives the benefit of any statute now or hereinafter in effect which would otherwise afford Tenant the right to make repairs at Landlord's expense or terminate the Lease because of Landlord's failure to keep the Premises in good order, condition and repair. Subject to the notice requirements of paragraph 13.8, Landlord shall have the right to enter in or upon the Premises for the purpose of performing any and all acts of maintenance, repair or replacement, without limitation, and Tenant shall reasonably cooperate with Landlord and Landlord's contractors in all work performed in connection therewith. Except for loss of use proven to arise from Landlord's active negligence or intentional acts, or as provided in paragraph 7.3, there shall be no abatement of rent and no liability of Landlord by reason of injury to or interference with Tenant's business arising from such maintenance, repair or replacement to the Premises, the Building of which the Premises are a part, or to fixtures, appurtenances, or equipment therein.

      5.3 SURRENDER. On the last day of the term hereof, or on any sooner termination, Tenant shall surrender the Premises and Tenant's Improvements to Landlord broom clean and in good condition and repair, ordinary wear and tear excepted. Tenant shall repair any damage to the Premises occasioned by the removal of Tenant's trade fixtures, furnishings and equipment pursuant to paragraph 5.5(d), which repair shall include the patching and filling of holes and repair of structural damage. Notwithstanding any of the provisions of this Lease, Tenant shall, at Tenant's expense, remove any alterations made by Tenant during the term of the Lease and restore the Premises to its original configuration and condition upon request made by Landlord within ten (10) days of Tenant's surrender of the Premises.

      5.4 LANDLORD'S RIGHTS. If Tenant fails to perform any of Tenant's obligation under this paragraph 5, Landlord may at its option (but shall have no obligation or duty to) enter upon the Premises, after ten (10) days' prior written notice to Tenant, and put the same in good order, condition and repair, and the cost thereof together with interest thereon at the rate of ten percent (10%) per annum from the date of advancement to the date of repayment shall become due and payable as additional rental to Landlord together with Tenant's next rental installment.

      5.5   ALTERATIONS AND ADDITIONS.

            (a) Except for initial installation and construction of Tenant's Improvements described in paragraph 1.2 hereof, Tenant shall not make any alterations, improvements, additions, or utility installations in, on or about the Premises, without the prior written consent of Landlord, which shall not be unreasonably withheld. As used in this paragraph 5.5, the term ,,utility Installations" shall mean bus ducting, power panels, wiring, fluorescent fixtures, space heaters, conduits, air conditioning equipment and plumbing. Landlord may require that Tenant remove any or all of said alterations, improvements, additions or Utility Installations (not including Tenant's Improvements) at the expiration of the term, and restore the Premises to their prior condition as improved by the Tenant's Improvements. Should Tenant make any alterations, improvements, additions or Utility Installations without the prior approval of Landlord, Landlord may require that Tenant remove any or all of the same.

          (b) Any alterations, improvements, additions or Utility Installations in or about the Premises that Tenant shall desire to make and which require the consent of Landlord shall be presented to Landlord in written form, with proposed detailed plans. If Landlord shall give its consent the consent shall be deemed conditioned upon Tenant acquiring a permit to do so from appropriate governmental agencies, the furnishing of a copy thereof to Landlord prior to the commencement of the work and the compliancy by Tenant of all conditions of said permit in a prompt, expeditious, and workmanlike manner.

          (c) Tenant shall pay, when due, all claims for labor for materials furnished or alleged to have been furnished to or for Tenant at or for use in the Premises, which claims are or may be secured by any mechanics' or materialmen's lien against the Premises or any interest therein. Tenant shall give Landlord not less than ten (10) days' notice prior to the commencement of any work in the Premises, and Landlord shall have the right to post notices of nonresponsibility in or on the Premises as provided by law. If Tenant shall, in good faith, contest the validity of any such lien, claim or demand, then Tenant shall, at its sole expense defend itself and Landlord against the same and shall pay and satisfy any such adverse judgment that may be rendered thereon before the enforcement thereof against Landlord or the Premises, upon the condition that if Landlord shall require, Tenant shall furnish to Landlord a surety bond satisfactory to Landlord in an amount equal to such contested lien, claim or demand indemnifying Landlord against liability for the same and holding the Premises free from the effect of such lien or claim. In addition, Landlord may require Tenant to defend Landlord in such action if Landlord shall reasonably determine that it is to its best interest to do so.

          (d) Unless Landlord requires their removal, as set forth in paragraph 5.3, all alterations, improvements, additions and Utility Installations (whether or not such Utility Installations constitute trade fixtures of Tenant), which may be made on the Premises, shall remain upon and become the property of Landlord at the expiration of the term, to be surrendered with the Premises at that time. Notwithstanding the provisions of this paragraph 5.5(d), Tenant's trade fixtures, machinery and equipment, other than that which is affixed to the Premises so that it cannot be removed without material unrepaired damages to the Premises, shall remain the property of Tenant and may be removed by Tenant subject to the provisions of paragraphs 5.2 and 5.3.

6.    INSURANCE INDEMNITY.

      6.1 LIABILITY INSURANCE. Tenant shall, at Tenant's expense, obtain and keep in force during the term of this Lease a policy or policies of Combined Single Limit, Bodily Injury and Property Damage Insurance insuring Landlord and Tenant against any liability arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto including but not limited to the parking area. Such insurance shall be a combined single limit policy in an amount not less than Two Million and 00/100ths Dollars ($2,000,000.00). The policy shall contain cross liability endorsements and shall insure performance by Tenant of the indemnity provisions of this paragraph 6. The limits of said insurance shall not, however, limit the liability of Tenant hereunder. In the event that the Premises constitute a part of a larger property said insurance shall have a Landlord's Protective Liability endorsement attached thereto. If Tenant shall fail to procure and maintain said insurance Landlord may, but shall not be required to procure and maintain the same, but at the expense of Tenant.

      6.2 PROPERTY INSURANCE. Landlord shall obtain and keep in force during the term of this Lease a policy or policies of insurance insuring Landlord and Tenant covering all loss or damage to the Premises, in the amount of the full replacement value thereof, as the same may exist from time to time, and in no event less than the total amount of promissory notes secured by liens on the Premises including, but not limited to, perils included within the classification of fire, extended coverage, vandalism, malicious mischief, special extended perils (all risk) and sprinkler leakage. Rental interruption insurance for the Premises shall be procured if available. In the event that such rental interruption insurance is not available, Landlord shall so notify Tenant. At Landlord's election, earthquake coverage shall be included. Said insurance shall provide for payment of loss thereunder to Landlord or to the holders of mortgages or deeds of trust on the Premises. If such insurance coverage has a deductible clause, Tenant shall be liable for the deductible amount. If Landlord procures insurance providing coverage as to a building or improvements of which the Premises are a part, Tenant shall reimburse Landlord for the equitable portion said expense that relates to the Premises.

      6.3 INSURANCE POLICIES. Insurance required of Tenant under paragraph 6.1 shall be in the form and issued by companies reasonably acceptable to Landlord, holding a General Policyholders Rating of A10 or better as rated by A.M. Best Insurance Guide, or equivalent rating service. Tenant shall deliver to Landlord copies of policies of such insurance or certificates evidencing the existence and amounts of such insurance with loss payable clauses satisfactory to Landlord. No such policy shall be cancelable or subject to reduction of coverage or other modification except after thirty (30) days' prior written notice to Landlord. Tenant shall, within thirty
(30) days prior to the expiration of such policies, furnish Landlord with renewals or "binders" thereof. Tenant shall not do or permit to be done anything which shall cause the Insurer to assign a higher risk category to the Premises which increases the cost of the insurance policies referred to in paragraphs 6.1 or 6.2. If Tenant does or permits to be done anything which shall increase the costs of said insurance policies, then Tenant shall forthwith upon Landlord's demand reimburse Landlord for any additional premiums attributable to any act or omission or operation of Tenant causing such increase in the cost of insurance.

      6.4 WAIVER OF SUBROGATION. Tenant and Landlord each hereby waive any and all rights of recovery against the other, or against the officers, employees, agents and representations of the other, for loss of or damage of such waiving party or its property or the property of others under its control to the extent that such loss or damage is insured against under any insurance policy in force at the time of such loss or damages. Tenant shall, upon obtaining the policies of insurance required hereunder, give notice to the insurance carrier or carriers that the foregoing mutual waiver of subrogation is contained in this Lease.

      6.5 INDEMNITY. Except for loss proven to arise from Landlord's active negligence or intentional acts, Tenant shall indemnify and hold harmless Landlord from and against any and all claims arising from Tenant's use of the Premises, or from the conduct of Tenant's business or from any activity, work or things done, permitted or suffered by Tenant in or about the Premises or elsewhere and shall further indemnify and hold harmless Landlord from and against any and all claims arising from any breach or default in the performance of any obligation on Tenant's part to be performed under the terms of this Lease, or arising from any negligence of Tenant, or any of Tenant's agents, contractors, or employees, and from and against all costs, attorneys, fees, expenses and liabilities incurred in the defense of any such claim or any action or proceeding brought thereon; and in case any action or proceeding be brought against Landlord by reason of any such claim, Tenant upon notice from Landlord shall defend the same at Tenant's expense by counsel reasonably satisfactory to Landlord. Tenant, as a material part of the consideration to Landlord, hereby assumes all risk of damage to property or injury to persons, in, upon or about the Premises arising from any cause and Tenant hereby waives all claims in respect thereof against Landlord.

      6.6 EXCEPTION OF LANDLORD FROM LIABILITY. Tenant hereby agrees that Landlord shall not be liable for injury to Tenant's business or any loss of income therefrom or for damage to the goods, ware, merchandise or other property of Tenant, Tenant's employees, invitees, customers, or any other person in or about the Premises, nor shall Landlord be liable for injury to the person of Tenant, Tenant's employees, agents or contractors, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures, or from any other cause whether the said damage or injury results from conditions arising upon the Premises or upon portions of the building of which the Premises are a part, or from other sources or places, and regardless of whether the cause of such damage or injury or the means of repairing the same is inaccessible to Tenant. Landlord shall not be liable for any damages arising from any act or neglect of any if any, of the building in which the Premises are located.

7.    DAMAGE, DESTRUCTION, OBLIGATION TO REBUILD, RENT ABATEMENT.

      7.1 DAMAGE AND REPAIR. In the event that the Premises are damaged or destroyed, partially or totally, from any cause that is completely covered by insurance, then Landlord shall within a reasonable time repair, restore and rebuild the Premises (not including the tenant improvements described in paragraph 1.3 hereof or any fixtures, equipment, inventory or personalty installed or maintained within the Premises, which shall be Tenant's sole responsibility) to its condition existing immediately prior to such damage or destruction and this Lease shall remain in full force and effect. In the event that the Premises or part or all of the building of which the Premises are a part are damaged or destroyed, partially or totally, from any cause not completely covered by insurance, and the cost of repair and restoration to Landlord will exceed ten percent (lot) of the full replacement cost of the Premises or the building of which the Premises are a part, as the case may be, at the time of such damage, Landlord shall have the right to terminate this Lease upon written notice to Tenant given within thirty (30) days following the event of such damage, unless Tenant (or Tenant acting in concert with other tenant(s) of the building of which the Premises are a part) shall, within ten (10) days following receipt of such notice of termination, give notice to Landlord of it or their written agreement to pay for the cost of repairs or restoration of the Premises or building of which the Premises are a part, as the case may be, to the extent that such cost exceeds ten percent (lot) of the full replacement cost of the Premises or the building of which the Premises are a part, as the case may be, and thereafter make such payment including arrangement for such security as shall be reasonably required by third party contractors as a requirement of the performance of such work. As used herein, the term "covered by insurance" shall mean that insurance proceeds are payable to Landlord pursuant to the policies described in this Lease and are actually paid by such insurer(s), subject to the requirement that Landlord shall make commercially reasonable efforts to obtain such proceeds in the event of any breach or delay by such insurer(s) with respect to payment. Any repair, restoration and rebuilding (all of which are herein called "repair") provided for herein shall be commenced within a reasonable time after such damage or destruction has occurred and shall be diligently pursued to completion, subject to the requirements of governmental entities having jurisdiction over such repair and other causes beyond Landlord's reasonable control.

      7.2 INSURANCE PROCEEDS. The proceeds of any insurance maintained under paragraph 6.2 hereof for fixtures shall be made available to Landlord for payment of costs and expense of repair.

      7.3 ABATEMENT OF RENT. Notwithstanding the partial or total destruction of the Premises or any part thereof, except to the extent that the continuing payment of rent is covered by rental interruption insurance or other applicable insurance, there shall be a reasonable abatement of rent and the other obligations of Tenant hereunder by reason of such damage or destruction.

      7.4 DAMAGE NEAR END OF TERM. If the Premises are substantially or completely destroyed or damaged during the last six (6) months of the term of this Lease, Landlord or Tenant may cancel and terminate this Lease by giving written notice to the other of the election to do so within thirty (30) days after the date of occurrence of such damage. In such event, the applicable proceeds of the insurance policy described in paragraph 6.2 shall be the property of Landlord.

      7.5 WAIVER. Tenant waives the provisions of California Civil Code Sections 1932(2) and 1933(4) which relate to termination of leases when the thing leased is destroyed and agrees that such event shall be governed by the terms of this Lease.

8.    REAL PROPERTY TAXES.

      8.1 Payment of Taxes. Landlord shall pay the taxes applicable to the Premises during the term of the Lease. As used herein, the term "tax" shall include any form of assessment, license fee, commercial rental tax, levy, penalty, or tax (other than inheritance or estate taxes), imposed by any authority having the direct or indirect power to tax, including any city, county, state or federal government, or any school, agricultural, lighting, drainage or other improvement district thereof, as against any legal or equitable interest in the Premises or in the real property of which the Premises are a part, or against Landlord's right to rent or other income therefrom, or as against Landlord's business of leasing the Premises or any tax imposed in substitution, partially or totally, of any tax previously included within the definition of real property tax, or any additional tax the nature of which was previously included within the definition of real property tax.

      8.2 JOINT ASSESSMENT. If the Premises are not separately assessed, the taxes applicable to the Premises shall be deemed to be an equitable proportion of the real property taxes for all the land and improvements included within the tax parcel assessed, such proportion to be determined by Landlord from the respective valuations assigned in the assessor's work sheets or such other information as being reasonably available.

      8.3  PERSONAL PROPERTY TAXES.

                (a) Tenant shall pay prior to delinquency all taxes assessed against and levied upon trade fixtures, furnishings, equipment and all other personal property of Tenant contained in the Premises or elsewhere. When possible, Tenant shall cause said trade fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of Landlord.

                (b) If any of Tenant's said personal property shall be assessed with Landlord's real property, Tenant shall pay
Landlord the taxes attributable to Tenant not less than ten (10) days prior to the due date.

9. UTILITIES. Tenant shall pay for all water, gas, heat, light, power, telephone and other utilities and services supplied to the Premises, together with taxes thereon. If any such services are not separately metered to Tenant, Tenant shall pay a reasonable proportion to be determined by Landlord of all charges jointly metered with other premises.

10.   ASSIGNMENT AND SUBLETTING.

      10.1 LANDLORD'S CONSENT REQUIRED. Tenant shall not voluntarily or by operation of law assign, transfer, mortgage, sublet, or otherwise transfer or encumber (hereinafter collectively referred to as an "assignment or sublease," or to "assign or sublease" as the case may be) all or any part of Tenant's interest in this Lease or in the Premise, without Landlord's prior written consent, which shall not be unreasonably withheld as to a proposed assignee or sublessee that satisfies the standard set forth in this paragraph 10.1. Except as provided in paragraph 10.2, consent by Landlord shall be restricted to persons who in Landlord's good faith determination (i) possess reputation and character reasonably acceptable to Landlord, (ii) shall use the Premises in compliance with Section 4 of this Lease, and for purposes complementary and consistent with the retail goals of the adjacent space leased by Landlord, and (iii) have sufficient monetary reserves and creditworthiness to ensure direct performance of all of Tenant's obligations under the Lease for the balance of the term. Any attempted assignment or subletting without such consent shall be void, and shall constitute a breach of this Lease. If Landlord consents to an assignment or a sublease and any amounts or consideration are payable to Tenant in excess of the rent due from Tenant pursuant to the provisions of this Lease, Tenant shall pay to Landlord one-half of such amounts or consideration paid to Tenant pursuant to the provisions of paragraph 10.3 hereof.

       10.2 TENANT AFFILIATE. Notwithstanding the provisions of paragraph 10.1, Tenant may assign or sublet the Premises, or any portion thereof, without Landlord's consent, only to any corporation which controls, is controlled by or is under common control with Tenant, or to any corporation resulting from the merger or consolidation with Tenant, or to any person or entity which acquires all the assets of Tenant as a going concern of the business that is being conducted on the Premises, provided that said assignee assumes, in full, the obligations of Tenant under this Lease. Any such assignment shall not, in any way, affect or limit the liability of Tenant under the terms of this Lease even if after such assignment or subletting the terms of this Lease are materially changed or altered without the consent of Tenant, the consent of whom shall not be necessary.

       10.3 CONSIDERATION. If Tenant shall assign or sublet with consent of Landlord the Premises or any portion thereof, such assignment or sublease shall be made at the then current fair market rent for the Premises. One-half of all consideration paid by the assignee or sublessee to Tenant that exceeds the Rent payable under this Lease for such portion of the Premises subject to such assignment or sublease shall be due, owing and payable from Tenant to Landlord when paid after first crediting for Tenant's account the actual cost of broker's commissions paid by Tenant with regard to the assignment or subletting, and the cost, if any, of improvements made to the Premises by Tenant in order to procure the assignee or subtenant. For the purpose of this section, the rent for each square foot of the Premises shall be deemed equal. If
Tenant shall assign or sublet the Premises or any part, Tenant hereby immediately and irrevocably assigns to Landlord, as security for Tenant's obligations under this Lease, all consideration and rent therefrom and Landlord as assignee and as attorney-in-fact for Tenant, or a receiver for Tenant appointed on Landlord's application, may collect such consideration and rent and apply it toward Tenant's obligations under this Lease; except that, until the occurrence of an act of default by Tenant, Tenant shall have the right to collect such rent.

       10.4 NO RELEASE OF TENANT. Regardless of Landlord's consent, no subletting or assignment shall release Tenant of Tenant's obligation or alter the primary liability of Tenant to pay the rent and to perform all other obligations to be performed by Tenant hereunder. The acceptance of rent by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision hereof. Consent to one assignment or subletting shall not be deemed consent to any subsequent assignment or subletting. In the event of default by any assignee of Tenant or any successor of Tenant, in the performance of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against said assignee. Except for assignment, subleases, amendments, or modifications by Tenant's affiliate(s) as defined in paragraph 10.2 hereof, subsequent assignments or subletting of this Lease or material amendments or modifications to this Lease with assignees of Tenant shall require consent of Landlord and Tenant unless Tenant is relieved of liability under this Lease.

       10.5 ATTORNEY'S FEES. In the event Tenant shall assign or sublet the Premises or request the consent of Landlord to any assignment or subletting, or if Tenant shall request the consent of Landlord for any act that Tenant proposes to do then Tenant shall pay Landlord's reasonable attorney's fees incurred in connection therewith.

11.    DEFAULTS:  REMEDIES.

       11.1 DEFAULTS. The occurrence of any one or more of the following events shall constitute a material default and breach of this Lease by Tenant:

            (a) The vacating or abandonment of the Premises by Tenant.

            (b) The failure by Tenant to make any payment of rent or any other payment required to be made by Tenant hereunder, as and when due, where such failure shall continue for a period of five (5) days after written notice thereof from Landlord to Tenant.

            (c) The failure by Tenant to observe or perform any of the covenants, conditions or provisions of this Lease to be observed or performed by Tenant, other than described in paragraph (b) above, where such failure shall continue for a period of thirty (30) days after written notice thereof from Landlord of Tenant; provided, however, that if the nature of Tenant's default is such that more than thirty (30) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant commenced such cure within said thirty
(30) day period and thereafter diligently pursues such cure to completion.

            (d)  (i) The making by Tenant of any general
assignment, or general arrangement for the benefit of creditors;
(ii) the filing by or against Tenant of a petition to have Tenant adjudged a bankrupt or a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, the same is dismissed within ninety (90) days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where possession is not restored to Tenant within sixty
(60) days; or iv) the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises, or of Tenant's interest in this Lease, where such seizure is not discharged within sixty (60) days.

            (e) The discovery by Landlord that any financial statement given to Landlord by Tenant, any assignee of Tenant, any subtenant of Tenant, any successor in interest of Tenant or any guarantor of Tenant's obligations hereunder, and any of them, are materially false.

       11.2 PARKING PROVISION. Notwithstanding any other provision of this Section 11, it is recognized by Landlord and Tenant that enforcement by Tenant of the provision for proportionate use of the parking area by Tenant's customers as provided in paragraph 1.3 will be difficult to ascertain and enforce. A failure or breach of the Lease by Tenant that shall occur through excess use by customers shall not be a default or ground for exercise of the remedies described in paragraph 11.2(a). The provisions of this paragraph 11.2 shall not extend to misuse of the parking area by Tenant's employees in violation of the provisions of paragraph 1.3.

       11.3 REMEDIES. In the event of any such material default or breach by Tenant, Landlord may at any time thereafter, with or without notice or demand and without limiting Landlord in the exercise of any right or remedy which Landlord may have by reason of such default or breach:

             (a) Terminate Tenant's right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord. In such event Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant's default including, but not limited to, the cost of recovering possession of the Premises; expenses of reletting, including reasonable renovation and alteration of the Premises, reasonable attorney's fees, and any real estate commission actually paid; the worth at the time of award of unpaid rent which had been earned at the time of termination; the worth at the time of the award of the amount by which the unpaid rent which would have been earned after Termination or until the time of the award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; and that portion of the leasing commission paid by Landlord applicable to the unexpired term of this Lease.

             (b) Even though Tenant has breached this Lease and abandoned the Premises, the Lease shall continue in effect for so long as Landlord does not terminate the Tenant's right to possession, and Landlord may enforce all his rights and remedies under the Lease, including the right to recover the rent as it becomes due under the Lease.

             (c) Pursue any other remedy now or hereafter available to Landlord under the laws or judicial decisions of the State of California.

       11.4 DEFAULT BY LANDLORD. Landlord shall not be in default unless Landlord fails to perform obligations required of Landlord under this Lease within a reasonable time, but in no event later than thirty (30) days after written notice by Tenant to Landlord and to the holder of any first mortgage or deed of trust covering the Premises whose name and address shall have theretofore been furnished to Tenant in writing, specifying wherein Landlord has failed to perform such obligations; provided, however, that if the nature of Landlord's obligation is such that more than thirty
(30) days are required for performance then Landlord shall not be in default if Landlord commences performance within such thirty
(30) day period and thereafter diligently pursues the same to completion.

       11.5 LATE CHARGES. Tenant hereby acknowledges that late payment by Tenant to Landlord of rent and other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed on Landlord by the terms of any mortgage or trust deed covering the Premises. Accordingly, if any installment of rent or any other sum due from Tenant shall not be received by Landlord or Landlord's designee within ten (10) days after such amount shall be due, Tenant shall pay to Landlord late charge equal to three percent (3%) of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant's default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder.

12. CONDEMNATION. If the Premises or any portion thereof are taken under the power of eminent domain, or sold under the threat of the exercise of said power (all of which are herein called "condemnation"), this Lease shall terminate as to the part so taken as of the date the condemnation authority takes title or possession, whichever first occurs. If more than ten percent (10%) of the floor area of the improvements on the Premises, or more than twenty-five percent (25%) of the land area of the Premise which is not occupied by any improvements, is taken by condemnation, or other taking by condemnation occurs which renders the Premises unsuitable for Tenant's use, Tenant may, at Tenant's option, to be exercised in writing only within ten (10) days after Landlord shall have given Tenant written notice of such taking (or in the absence of such notice, within ten (10) days after the condemning authority shall have taken possession) terminate this Lease as of the date the condemning authority takes such possession. If Tenant does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the rent and the percentage set forth in paragraphs 5.1(a), 6.2 and 8.1 shall be reduced in the proportion that the floor area taken bears to the total floor area of the building situated on the Premises. Any award for the taking of all or any part of the Premises under the power of eminent domain or any payment made under threat of the exercise of such power shall be the property of Landlord, whether such award shall be made as compensation for diminution in value of the leasehold or for the taking of the fee, or as severance damages; provided, however, that Tenant shall be entitled to any award for loss of or damage to Tenant's trade fixtures, removable personal property, and the un-amortized portion of Tenant's improvements to the Premises, if any, which amortization shall be based upon a fraction, the numerator of which shall be the remaining unexpired term of the Lease from the date of such condemnation, and the denominator of which shall be the period from the date of such improvement to the expiration of the term of the lease, and any award for Tenant's loss of business, goodwill, or relocation. In the event that this Lease is not terminated by reason of such condemnation, Landlord in connection with such condemnation shall repair any damage to the Premises caused by such condemnation except to the extent that Tenant has been reimbursed therefor by the condemning authority.

13.    OPTION TO EXTEND TERM.

       13.1 CONDITION PRECEDENT. The option provided in paragraph 13.2 shall be subject to the condition precedent set forth in this paragraph 13.1. The provisions of paragraph 13.2 shall be available to Tenant only in the event that Landlord has not offered Tenant the opportunity to lease an alternate location within the property of which the Premises are a part on or before expiration of the term provided in paragraph 2.1 of this Lease. In the event that Landlord does offer to Tenant such alternate premises, the provisions of paragraph 13.2 shall be of no force and effect.

       13.2 OPTION TO EXTEND TERM. Tenant is given the option to extend the base term of this Lease described in paragraph 2.1 for four (4) years (herein the "Option Term") on all of the terms and provisions contained in this Lease, by giving notice of exercise of the option ("Option Notice") to Landlord no less than one hundred twenty (120) days before the expiration of the term described in paragraph 2.1; provided that if Tenant has received a notice of default in its performance of any of the terms and provisions of this Lease on the date the notice is given or upon the date the First Option Period is to commence, and has failed to cure such default (as defined in paragraph 11.1 hereof) as of such date, said extended term shall not commence and this Lease shall expire at the end of the unextended term. Time is of the essence as to notice of exercise of the option.

14.    GENERAL PROVISIONS.

       14.1   ESTOPPEL CERTIFICATE.

              (a) Tenant shall at any time upon not less than ten (10) days, prior written notice from Landlord execute, acknowledge and deliver to Landlord a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the date to which the rent and other charges are paid in advance, if any, and (ii) acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults if any are claimed. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Premises.

              (b) Tenant's failure to deliver such statement within such time shall be conclusive upon Tenant (i) that this Lease is in full force and effect, without modification except as may be represented by Landlord; (ii) that there are not uncured defaults in Landlord's performance; and (iii) that not more than one month's rent has been paid in advance, or such failure may be considered by Landlord as a default by Tenant under this Lease.

              (c) If Landlord desires to finance or refinance the Premises, or any part thereof, Tenant hereby agrees to deliver to any lender designated by Landlord such information of Tenant as may be reasonably required by such lender to evaluate the creditworthiness of Tenant, not including confidential trade information of Tenant. All such information shall only be delivered to said Lender upon receipt by Tenant of Lender's written certification that it shall be deemed confidential and shall be released to no third parties except as may be required by law.

        14.2 LANDLORD'S LIABILITY. The term "Landlord" as used herein shall mean only the owner or owners at the time in question of the Premises. In the event of any transfer of such title or interest, Landlord herein named (and in case of any subsequent transfers the then grantor) shall be relieved from and after the date of such transfer of all liability as respects Landlord's obligations thereafter to be performed, provided that any funds in the hands of Landlord or the then grantor at the time of such transfer, in which Tenant has an interest, shall be delivered to the grantee. The obligations contained in this Lease to be performed by Landlord shall, except as aforesaid, be binding on Landlord's successors and assigns, only during their respective periods of ownership.

        14.3 SEVERABILITY. The invalidity of any provision of this Lease as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

        14.4 INTEREST ON PAST DUE OBLIGATIONS. Except as expressly herein provided, any amount due Landlord not paid when due shall bear interest at ten percent (10%) per annum from the date due. Payment of such interest shall not excuse or cure any default by Tenant under this Lease, provided, however, that interest shall not be payable on late charges incurred by Tenant nor on any amounts upon which late charges are paid by Tenant.

        14.5 TIME OF ESSENCE. Time is of the essence in the performance of all obligations to be performed pursuant to this Lease.

        14.6 CAPTIONS. Article and paragraph captions are not a part hereof.

        14.7 INCORPORATION OF PRIOR AGREEMENT; AMENDMENTS. This Lease contains all agreements of the parties with respect to any matter mentioned herein. No prior agreement or understanding pertaining to any such matter shall be effective. This Lease may be modified only in writing, signed by the parties in interest at the time of the modification. Except as otherwise stated in this Lease, Tenant hereby acknowledges that no real estate broker nor the Landlord or any employees or agents of any of said persons has made any oral or written warranties or representations to Tenant relative to the condition or use by Tenant of said Premises and Tenant acknowledges that Tenant assumes all responsibility regarding the Occupational Safety Health Act or the legal use or adaptability of the Premises and the compliance thereof to all applicable laws and regulations enforced during the term of this Lease except as otherwise specifically stated in this Lease.

        14.8 NOTICES. Any notice required or permitted to be given hereunder shall be in writing and may be given by personal delivery or by certified mail, and if given personally or by mail, shall be deemed sufficiently given if addressed to Tenant or to Landlord at the address noted below. Notice by mail shall be deemed effective forty-eight (48) hours after deposit in the U.S. Mail. Either party may by notice to the other specify a different address for notice purposes, except that upon Tenant's taking possession of the Premises, the Premises shall constitute Tenant's address for notice purposes. A copy of all notices required or permitted to be given to Landlord hereunder shall be concurrently transmitted to such party or parties at such addresses as Landlord may from time to time hereafter designate by notice to Tenant.

LANDLORD:                          TENANT:

Mailing:                           Prior to the Commencement
                                   Date:

     Philip Wood                        555 Leslie Street
     c/o Wood Properties                Ukiah, CA  95482
     P.O. Box 7123
     Berkeley, CA 94707            On or after the Commencement
                                   Date:
For Personal Delivery:                  The Premises

     Philip Wood
     c/o Wood Properties
     999 Harrison Street
     Berkeley, CA

        14.9 WAIVERS. No waiver by Landlord of any provision hereof shall be deemed to waive of any other provision hereof or of any subsequent breach by Tenant of the same or any other provision. Landlord's consent to or approval of any act shall not be deemed to render unnecessary the obtaining of Landlord's consent to or approval of any subsequent act by Tenant. The acceptance of rent hereunder by Landlord shall not be a waiver of any preceding breach by Tenant of any provision hereof, other than the failure of Tenant to pay the particular rent so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such rent.

        14.10 HOLDING OVER. If Tenant remains in possession of the Premises or any part thereof after the expiration of the term hereof without the express written consent of Landlord, such occupancy shall be tenancy from month to month at a rental in the amount of the last monthly rental plus all other charges payable hereunder, and upon all the terms hereof applicable to a month-to-month tenancy.

        14.11 CUMULATIVE REMEDIES. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

        14.12 BINDING EFFECT; CHOICE OF LAW. Subject to any provisions hereof restricting assignment or subletting by Tenant, this lease shall bind the parties, their successors and assigns.
This Lease shall be governed by the laws of the State of California.

        14.13  ATTORNEY'S FEES. If either party named
herein brings an action to enforce the terms hereof or declare rights hereunder, the prevailing party in any such action, on trial or appeal, shall be entitled to reasonable attorney's fees to be paid by the losing party as fixed by the court.

        14.14 LANDLORD'S ACCESS. Landlord and Landlord's agents shall have the right to enter the Premises at reasonable times for the purpose of inspecting the same, showing the same to prospective purchasers, or lenders, or lessees, and making such alterations, repairs, improvements or additions to the Premises or to the building of which they are a part as Landlord may deem necessary or desirable. Reasonable notice shall be deemed to be Forty Eight (48) hours advance written or telephonic notice except in cases of emergency, in which event access may be immediate. Landlord may at any time during the last one hundred twenty (120) days of the terms hereof place on or about the Premises any ordinary "For Lease" signs, all without rebate of rent or liability to Tenant.

        14.15 SIGNS AND AUCTIONS. All signs and any auctions conducted on the Premises shall be related to Tenant's business and shall be in accordance with all applicable laws and ordinances.

        14.16 MERGER. The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, or a termination by Landlord, shall not work a merger, and shall, at the option of Landlord, terminate all of any existing subtenancies or may, at the option of Landlord, operate as an assignment to Landlord of any or all of such subtenancies or may, at the option of Landlord, operate as an assignment to Landlord of any or all of such subtenancies.

        14.17 CORPORATE AUTHORITY. If Tenant is a corporation each individual executing this Lease on behalf of Tenant represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of Tenant in accordance with a duly adopted resolution of the Board of Directors of Tenant or in accordance with the Bylaws of Tenant, and that this Lease is binding upon Tenant in accordance with its terms. Tenant shall, within thirty (30) days after execution of this Lease, deliver to Landlord a certified copy of a resolution of the Board of Directors of Tenant authorizing or ratifying the execution of this Lease.

        IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease the day and year first above written.

LANDLORD:                          TENANT:

                                   REAL GOODS TRADING CORPORATION

[S]PHILIP WOOD                       [S]JOHN SCHAEFFER
                                   BY:  JOHN SCHAEFFER, President
                                      and Chief Executive Officer